EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of the 8th day of September, 1997, as amended and restated as of May 26, 1999, between CONSECO, INC., an Indiana corporation (hereinafter called the "Company"), and John J. Sabl (hereinafter called "Executive").

                                    RECITALS

         WHEREAS, the services of Executive, his managerial and professional experience, and his knowledge of the affairs of the Company are of great value to the Company;

         WHEREAS, the Company deems it to be essential for it to have the benefit and advantage of the services of the Executive for an extended period; and

         WHEREAS, the Company and Executive are parties to an employment agreement dated as of September 8, 1997, as amended on May 14, 1998 (as so amended, the "Existing Employment Agreement") and the Company and Executive desire to make certain modifications to the Existing Employment Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree the Existing Employment Agreement be amended and restated in its entirety to be as follows:

         1.       Employment.  The   Company   hereby   employs  Executive   and
Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term. The effective date of this Agreement shall be September 8, 1997. Subject to the provisions for termination as provided in
Section 10 hereof, the term of this Agreement shall be the period beginning September 8, 1997, and ending December 31, 2002 (hereinafter called the "Basic Employment Period").

         3. Duties. Executive is engaged by the Company in an executive capacity as its chief legal officer. Executive shall report to the Chief Executive Officer regarding the performance of his duties and shall be subject to the direction and control of the Board of Directors of the Company (sometimes referred to herein as the "Board") and the Chief Executive Officer. Executive's position with the Company shall be Executive Vice President, General Counsel and Secretary, and such other positions as may be determined from time to time by the Board.

         4. Extent of Services. Executive, subject to the direction and control of the Chief Executive Officer and the Board, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. The Company agrees to provide to Executive such assistance and work accommodations as are suitable to the character of his positions with the Company and adequate for the performance of his duties. Executive shall devote his entire employable time, attention and best efforts to the business of the Company, and shall not, without

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the  consent of the  Company,  during  the term of this  Agreement  be  actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Executive from investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made. For purposes of this Agreement, full-time employment shall be the normal work week for individuals in comparable executive positions with the Company.

         5.       Compensation.

                  (a) As compensation for services hereunder rendered during the term hereof, Executive shall receive a base salary ("Base Salary") of One Million Dollars ($1,000,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried employees. Salary payments shall be subject to withholding of taxes and other appropriate and customary amounts. Executive may receive increases in his Base Salary from time to time, based upon his performance in his executive and management capacity. The amounts of any such salary increases shall be approved by the Board or the Compensation Committee of the Board upon the recommendation of the Chief Executive Officer.

                  (b) In addition to Base Salary, Executive may receive such other bonuses or incentive compensation as the Compensation Committee or the Board may approve from time to time, upon the recommendation of the Chief Executive Officer; provided, that Executive shall receive a cash bonus of at least Seven Hundred Fifty Thousand Dollars ($750,000) for each calendar year (or a pro rata portion thereof, based on the portion of the year worked, for any part of a calendar year worked).

         6.       Fringe Benefits.

                  (a) Executive shall be entitled to participate in such existing employee benefit plans and insurance programs offered by the Company, or which it may adopt form time to time, for its executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any employee benefit plans or programs, or employee fringe benefits, it may adopt from time to time.

                  (b) During the term of this Agreement, the Company shall pay Executive a monthly automobile allowance in the amount of Six Hundred Dollars ($600), and the Company shall pay directly or shall reimburse Executive for the cost of fuel that he incurs in using his automobile.

                  (c) Executive shall be entitled to four (4) weeks vacation with pay for each year during the term hereof.

                  (d) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures.

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                  (e)  The  Company  shall,   upon  periodic   presentation   of
         satisfactory evidence and to a maximum of Ten Thousand Dollars ($10,000) per each year of this Agreement, reimburse Executive for reasonable medical expenses incurred by Executive and his dependents which are not otherwise covered by health insurance provided to Executive under Section 6(a).

                  (f) During the term of this Agreement, the Company shall at its expense maintain a term life insurance policy or policies on the life of Executive in the face amount of Five Hundred Thousand Dollars ($500,000), payable to such beneficiaries as Executive may designate.

         7. Disability. If Executive shall become physically or mentally disabled during the term of this Agreement to the extent that his ability to perform his duties and services hereunder is materially and adversely impaired, his salary, bonus and other compensation provided herein shall continue while he remains employed by the Company; provided, that if such disability (as confirmed by competent medical evidence) continues for at least nine (9) consecutive months, the Company may terminate Executive's employment hereunder in which case the Company shall immediately pay Executive a lump sum payment equal to one-quarter of the sum of his annual salary and bonus with respect to the most recent fiscal year then ended and, provided further, that no such lump sum payment shall be required if such disability arises primarily from: (a) chronic depressive use of intoxicants, drugs or narcotics, or (b) intentionally self-inflicted injury or intentionally self-induced sickness; or (c) a proven unlawful act or enterprise on the part of Executive.

         8. Disclosure of Information. Executive acknowledges that in and as a result of his employment with the Company, he has been and will be making use of, acquiring and/or adding to confidential information of the Company of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in
Section 5, as well as any additional benefits stated herein, Executive covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information that has been obtained by or disclosed to him as a result of his employment with the Company, except to the extent that such confidential information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment, or (c) is necessary to perform properly Executive's duties under this Agreement. Upon the termination of this Agreement, Executive shall return all materials obtained from or belonging to the Company which he may have in his possession or control.

         9. Covenants Against Competition and Solicitation. Executive acknowledges that the services he is to render to the Company are of a special and unusual character, with a unique value to the Company, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as hereinabove set forth, and as a material inducement to the Company to

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enter into this  Agreement  and to pay to Executive the  compensation  stated in
Section 5, as well as any additional benefits stated herein, and other good and valuable consideration, Executive covenants and agrees that throughout the period Executive remains employed hereunder and for one year thereafter, Executive shall not, directly or indirectly, anywhere in the United States of America (i) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing life, accident or health insurance products or services; (ii) render any services, as an agent,
independent   contractor,   consultant  or  otherwise,  or  become  employed  or
compensated by, any other corporation, person or entity engaged in the business of selling or providing any lending or other financial products or services that are competitive with the lending or other financial products or services sold or provided by the Company or its subsidiaries, (iii) in any manner compete with the Company or any of its subsidiaries; (iv) solicit or attempt to convert to other insurance carriers, finance companies or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its subsidiaries, any customers or policyholders of the Company, or any of its subsidiaries; or (v) solicit for employment or employ any employee of the Company or any of its subsidiaries. The covenants of Executive in this
Section 9 shall be void and unenforceable in the event of a Control Termination of this Agreement as defined in Section 10 below. Should any particular covenant or provision of this Section 9 be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Executive acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

         10.      Termination.

                  (a) Either the Company or Executive may terminate this Agreement at any time for any reason upon written notice to the other. This Agreement shall also terminate upon (i) the death of Executive or
         (ii) termination by the Company pursuant to Section 7.

                  (b) In the event this Agreement is terminated by the Company and such termination is not pursuant to the last sentence of (a) above or for "just cause" as defined in (e) below and does not constitute a Control Termination as defined in (d) below, Executive shall be entitled to receive Executive's Base Salary, as determined pursuant to
         Section 5(a) hereof, for the remainder of the Basic Employment Period and all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement.

                  (c) In the event this Agreement is terminated by the death of Executive, is terminated by the Company for "just cause" as defined in
         (e) below, or is terminated by Executive and such termination does not constitute a Control Termination as defined in (d) below, Executive shall be entitled to receive Executive's Base Salary as provided in
         Section 5(a) accrued but unpaid as of the date of termination, and all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement.


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                  (d) The term "Control  Termination"  as used herein shall mean
         (A) termination of this Agreement by the Company in anticipation of or not later than two years following a "change in control" of the Company (as defined below), or (B) termination of this Agreement by Executive following "change in control" of the Company (as defined below) upon the occurrence of any of the following events:

                           (i) a  significant  change in the  nature or scope of
                  Executive's authorities or duties from those in existence immediately prior to the change in control, a reduction in his total compensation from that in existence immediately prior to the change in control or a breach by the Company of any other provision of this Agreement; or

                           (ii) the reasonable  determination by Executive that,
                  as a result of a change in circumstances significantly affecting his position, he is unable to exercise Executive's authorities, powers, functions or duties in existence immediately prior to the change in control, or

                           (iii) the Company's  principal  executive offices are
                  moved outside the geographic area comprised of Marion County, Indiana, and the seven contiguous counties or Executive is required to work at a location other than the Company's principal executive offices; or

                           (iv) the giving of notice of termination by Executive
                  during the 6-month period commencing six (6) months after the change in control.

The term "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act") if such Item 6(e) were applicable to the Company as such Item is in effect on May 26, 1999; provided that, without limitation,

                  (x) such a change in control shall be deemed to have occurred if and when (A) except as provided in (y) below, any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of

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         proxies or consents by or on behalf of any person  other than the Board of Directors shall be deemed to have been a member of the Incumbent Board, or (C) any reorganization, merger or consolidation or the issuance of shares of common stock of the Company in connection therewith unless immediately after any such reorganization, merger or consolidation (i) more than 60% of the then outstanding shares of common stock of the corporation surviving or resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors are
         then   beneficially   owned,   directly  or   indirectly,   by  all  or
         substantially   all  of  the  individuals  or  entities  who  were  the
         beneficial owners, respectively, of the outstanding shares of common stock of the Company and the outstanding voting securities of the
         Company   immediately   prior  to  such   reorganization,   merger   or
         consolidation  and in substantially  the same  proportions  relative to
         each   other   as   their   ownership,   immediately   prior   to  such
         reorganization, merger or consolidation, of the outstanding shares of common stock of the Company and the outstanding voting securities of the Company, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation surviving or resulting from such reorganization, merger or consolidation were members of the Board of Directors of the Company at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation or issuance of shares of common stock of the Company, and

                  (y) no change of control shall be deemed to have occurred if and when any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board.

Upon the occurrence of a change in control, the Company shall promptly notify Executive in writing of the occurrence of such event (such notice, the "Change in Control Notice"). If the Change in Control Notice is not given within 10 days after the occurrence of a change in control the period specified in clause
(d)(A) of this Section 10 shall be extended until the second anniversary of the date such Change in Control Notice is given.

                  (e) For purposes of this Agreement "just cause" shall mean:

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                           (i) a material breach by Executive of this Agreement,
                  the commission of gross negligence, or willful malfeasance or fraud or dishonesty of a substantial nature in performing Executive's services on behalf of the Company, which is in each case (A) willful and deliberate on Executive's part and committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and (B) not remedied by Executive in a reasonable period of time after receipt of written notice from the Company specifying such breach;

                           (ii) Executive's breach of any provisions of this Agreement, or his use of alcohol or drugs which interferes with the performance of his duties hereunder or which compromises the integrity and reputation of the Company, its employees, and products;

                           (iii) Executive's conviction by a court of law, or admission that he is guilty, of a felony or other crime involving moral turpitude; or

                           (iv) Executive's absence from his employment other than as a result of Section 7 hereof, for whatever cause, for a period of more than one (1) month, without prior written consent from the Company.

         11. Payments for Control Termination. In the event of a Control Termination of this Agreement, the Company shall pay Executive and provide him with the following:

                  (a) During the remainder of the Basic Employment Period, the Company shall continue to pay Executive his Base Salary at the same rate as payable immediately prior to the date of termination plus the estimated amount of any bonuses to which he would have been entitled had he remained in the employ of the Company and a change in control of the Company had not occurred, which estimate shall be reasonable and made by the Company in good faith.

                  (b) During the remainder of the Basic Employment Period, Executive shall continue to be treated as an employee under the provisions of all incentive compensation arrangements applicable to the Company's executive employees. In addition, Executive shall continue to be entitled to all benefits and service credits for benefits under medical, insurance and other employee benefit plans, programs and arrangements of the Company as if he were still employed under this Agreement and a change in control of the Company had not occurred.

                  (c) If, despite the provisions of paragraph (b) above, benefits under any employee benefit plan shall not be payable or provided under any such plan to Executive, or Executive's dependents, beneficiaries and estate, because he is no longer an employee of the Company, the Company itself shall, to the extent necessary to provide the full value of such benefits and service credits to Executive, Executive's dependants, beneficiaries and estate, pay or provide for payment of such benefits and service credits for such benefits to Executive, Executive's dependents, beneficiaries and estate.

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                  (d)  If,  despite  the  provisions  of  paragraph  (b)  above, benefits or the right to accrue further benefits under any stock option or other incentive compensation arrangement shall not be provided under any such arrangement to Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Company, the Company shall, to the extent necessary, pay or provide for payment of such benefits to Executive, his dependents, beneficiaries and estate.

         12. Severance Allowance. In the event of a Control Termination of this Agreement, Executive may elect, within 60 days after such Control Termination, to be paid a lump sum severance allowance, in lieu of the termination payments provided for in Section 11 above, in an amount which is equal to the sum of the amounts determined in accordance with the following clauses (a) and (b):

                  (a) an amount equal to the aggregate of salary payments for 60 calendar months at the rate of Base Salary which he would have been entitled to receive in accordance with Section 5(a); and

                  (b) an amount equal to the aggregate of 60 calendar months of bonus at the greater of (i) the monthly rate of the bonus payment for the annual bonus period immediately prior to this termination date, or
         (ii) the monthly rate of the estimated amount of the bonus for the annual bonus period which includes his termination date.

         In the event that Executive makes an election pursuant to this Section to receive a lump sum severance allowance of the amount described in clauses (a) and (b), then, in addition to such amount, he shall receive (i) in addition to the benefits provided under any deferred compensation, retirement or pension benefit plan maintained by the Company, the benefits he would have accrued under such benefit plan if he had remained in the employ of the Company and such plan had remained in effect for 60 calendar months after his termination, which benefits will be paid concurrently with, and in addition to, the benefits provided under such benefit plan, and (ii) the employee benefits (including, but not limited to, coverage under any medical insurance and life insurance arrangements or programs) to which he would have been entitled under all employee benefit plans, programs or arrangements maintained by the Company if he had remained in the employ of the Company and such plans, programs or arrangements had remained in effect for 60 calendar months after his termination; or the value of the amounts described in clauses (i) and (ii) next preceding. The amount of the payments described in the preceding sentence shall be determined and such payments shall be distributed as soon as it is reasonably possible.

         13. Tax Indemnity Payments. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise but determined without regard to any additional payments required under this Section 13 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (as amended the "Code"), or any successor provision (collectively, "Section 4999"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and


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

penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up
Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any Federal, state or local income and employment taxes and Excise Tax (and any interest and penalties imposed with respect to any such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) Subject to the provisions of Section 13(c), all determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 13, shall be paid by the Company to Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made by the Company ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 13(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

         (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a payment by the Company, or a change in the amount of the payment by the Company of, the Gross-Up Payment. Such notification shall be given as soon as practicable after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided that the failure to give any notice pursuant to this Section 13(c) shall not impair Executive's rights under this Section 13 except to the extent the Company is materially prejudiced thereby. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                  (1) give the Company any information reasonably requested by the Company relating to such claim,

                  (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (3) cooperate  with  the  Company  in   good  faith  in  order
effectively to contest such claim, and

                  (4) permit the Company to participate in any proceedings relating to such claim;


provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income, employment or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 13(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income, employment or other tax (including interest or penalties with respect to any such taxes) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 13(c), Executive becomes entitled to receive, and receives, any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 12(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 13(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         14. Payment for Options and Stock. In the event of a Control Termination of this Agreement, Executive may also elect, within sixty (60) days after such Control Termination, to receive (in addition to any other amounts owed to Executive under this Agreement) a lump sum payment in cash equal to the sum of the following: (i) all or any portion of the number of shares of common stock of the Company which may be acquired pursuant to options granted by the Company and held by Executive at the time of such election, multiplied by the Conseco Put Price; plus (ii) all or any portion of the number of Successor Securities which may be acquired pursuant to options (which options were granted to Executive in exchange or substitution for options to acquire the common stock of the Company) held by Executive at the time of such election, multiplied by the Successor Security Put Price; plus (iii) the number of shares of common stock of the Company which were acquired pursuant to options granted by the Company which were exercised, or which were discharged and satisfied by the payment to Executive of cash or other property (other than Successor Securities), subsequent to the first public announcement of the transaction or event which led to the change in control, multiplied by the respective per share exercise prices of such exercised or discharged options; plus (iv) all or any portion of the number of shares of common stock of the Company held by Executive at the time of such election, multiplied by the Conseco Put Price; plus (v) all or any portion of the number of Successor Securities held by Executive at the time of such election, multiplied by the Successor Security Put Price; plus (vi) to the extent that any of Executive's deferred compensation units were not satisfied in cash in connection with the change in control and were instead payable in shares of common stock of the Company or Successor Securities, all or any portion of the number of units held by Executive at the time of such election, multiplied by the Conseco Put Price of the common stock of the Company or the Successor Security Put Price of the Successor Securities, as the case may be. For purposes of calculating the above lump sum payment, the options described in clauses (i) and (ii) shall include all such options, whether or not then exercisable, and, to compensate Executive for the loss of the potential future speculative value of unexercised options, there shall not be any deduction of the respective per share exercise prices for any of the options described in such clauses (i) and (ii). The cash payment due from the Company pursuant to this Section 14 shall be made to Executive within ten (10) days after the date of such election hereunder, against the execution and delivery by Executive to the Company of an appropriate agreement confirming the surrender to the Company of the options and deferred compensation units and the certificates representing the common stock of the Company or Successor Securities, in each case in respect of which the lump sum cash payment is being made to Executive.

                  "Successor Securities" means any securities of any person received by the holders of the common stock of the Company in exchange, substitution or payment for, or upon conversion of, the common stock of the Company in connection with a change in control.

                  "Conseco Put Price" means the greater of (i) the Change in Control Price or (ii) the Current Market Price of the common stock of the Company.

                  "Successor Security Put Price" means the greater of (i) the Change in Control Price divided by the Exchange Ratio or (ii) the Current Market Price of the Successor Securities.

                  "Current Market Price" for any security means the average of the daily Prices per security for the twenty (20) consecutive trading days ending on the trading day which is immediately prior to Executive's election under this Section 14.

                  "Price" for any security means the average of the highest and lowest sales price of such security (regular way) on a trading day as shown on the Composite Tape of the New York Stock Exchange (or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading) or, in case no sales take place on such day, the average of the closing bid and asked prices on the New York Stock Exchange (or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading) or, if it is not listed or admitted to trading on any national securities exchange, the average of the highest and lowest sales prices of such security on such day as reported by the NASDAQ Stock Market, or in case no sales take place on such day, the average of the closing bid and asked prices as reported by NASDAQ, or if such security is not so reported, the average of the closing bid and asked prices as furnished by any securities broker-dealer of recognized national standing selected from time to time by the Company (or its successor in interest) for that purpose.

                  "Change in Control Price" means (i) in the case of a change in control which occurs solely as a result of a change in the composition of the Board of Directors of the Company or which occurs in a transaction, or series of related transactions, in which the same consideration is paid or delivered to all of the holders of common stock of the Company (or, in the event of an election by holders of the common stock of the Company of different forms of consideration, if the same election is offered to all of the holders of common stock of the Company), the Price per share of the common stock of the Company on the date on which the change in control occurs, or if such date is not a trading day, then the trading day immediately prior to such date, or (ii) in the case of a change in control effected through a series of related transactions, or in a single transaction in which less than all of the outstanding shares of common stock of the Company is acquired, the highest price paid to the holders of common stock of the Company in the transaction or series of related transactions whereby the change in control takes place. In determining the highest price paid to the holders pursuant to clause (ii) of the immediately preceding sentence, in the case of Successor Securities paid or delivered to the holders of common stock of the Company in exchange, payment or substitution for, or upon conversion of, the common stock of the Company, the price paid to such holders shall be the Price of such security at the time or times paid or delivered to such holders.

                  "Exchange Ratio" means, in connection with a change in control, the number of Successor Securities to be paid or delivered to the holders of common stock of the Company in exchange, payment or substitution for, or upon conversion of, each share of such common stock.

         15. Character of Termination Payments. The amounts payable to Executive upon any termination of this Agreement shall be considered severance pay in consideration of past services rendered on behalf of the Company and his continued service from the date hereof to the date he becomes entitled to such payments. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

         16. Right of First Refusal to Purchase Stock. Executive agrees that the Company shall have throughout the Basic Employment Period the right of first refusal to purchase all or any portion of the shares of the Company's common stock owned by him (the "Shares") at the following price:

                  (a) in the event of a bona fide offer for the Shares, or any part thereof, received by Executive from any other person (a "Third Party Offer"), the price to be paid by the Company shall be the price set forth in such Third Party Offer; and


                  (b) in the event Executive desires to sell the Shares, or any part thereof, in the public securities market, the price to be paid by the Company shall be the last sale price quoted on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company's common stock are regularly available) for the Company's common stock on the last business day preceding the date on which Executive notifies the Company of such desire.

         In the event Executive shall receive a Third Party Offer which he desires to accept, he shall deliver to the Company a written notification of the terms thereof and the Company shall have a period of 48 hours after such delivery in which to notify Executive of its desire to exercise its right of first refusal hereunder.

         In the event Executive desires to sell any portion of the Shares in the public market he shall deliver to the Company a written notification of the amount of Shares he desires to sell, and the Company shall have a period of 24 hours after such delivery to notify Executive of its desire to exercise its right of first refusal hereunder with respect to such amount of Shares.

         Upon each exercise by the Company of its right of first refusal hereunder, it shall make payment to Executive for the Shares in accordance with standard practice in the securities brokerage industry. After each failure by the Company to exercise its right of first refusal hereunder, Executive may proceed to complete the sale of Shares pursuant to the Third Party Offer or in the open market in accordance with his notification to the Company, but his failure to complete such sale within two weeks after his notification to the Company shall reinstate the Company's right of first refusal with respect thereto and require a new notification to the Company.

         17.      Arbitration of Disputes; Injunctive Relief.

                  (a) Except as provided in paragraph (b) below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of

         Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of any arbitration award in court, regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by Executive of all or a part of any such fees and costs and expenses would be unjust.

                  (b) Executive acknowledges that a breach or threatened breach by Executive of Sections 8 or 9 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Notwithstanding paragraph (a) above, the Company and Executive agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Section 8 or 9 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

         18. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Executive, or to the business office of its Chief Executive Officer, in the case of the Company.

         19. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

         20. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior agreements between them. This agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         21. Binding Agreement and Governing Law; Assignment Limited. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest and shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of its rights or obligations hereunder without the prior written consent of the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     CONSECO, INC.


                                                By:  /s/ Stephen C. Hilbert
                                                     ---------------------------
                                                     Stephen C. Hilbert
                                                     Chairman of the Board

                                                     "Company"


                                                     /s/ John J. Sabl
                                                     ---------------------------
                                                     John J. Sabl

                                                     "Executive"